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                                                                     EXHIBIT 1.1


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                          REGISTRATION RIGHTS AGREEMENT

                                      AMONG

                               GRANT PRIDECO, INC.

                                       AND

                          THE HOLDERS IDENTIFIED HEREIN





                               DATED: MAY 1, 2001





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                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement, dated as of May 1, 2001 (this "Agreement"), is by and among Grant Prideco, Inc., a Delaware corporation (the "Company"), and the undersigned stockholder or stockholders of the Company and their permitted transferees (each being hereinafter referred to individually as a "Holder" and together, as the "Holders").

         1. Definitions.

                  As used in this Agreement, the following terms shall have the following respective meanings:

         "Common Stock" means the Company's common stock.

         "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         a "Material Nonpublic Development" exists when in the judgment of the Company it is advisable to suspend use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure would not be in the best interests of the Company.

         "Merger Agreement" means the Agreement and Plan of Merger of even date herewith by and among the Company, GRP Acquisition Corp., the Holder, Intellipipe, Inc. and Novatek Engineering, Inc.

         "Person" means any individual, corporation, partnership, limited liability company, limited duration company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other entity.

         "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the SEC.

         "Registrable Securities" means (1) the Shares and (2) any shares of Common Stock issued or issuable on account of any Registrable Securities upon any stock split, stock dividend, recapitalization, or similar event or in connection with a combination of shares, exchange, reclassification, recapitalization, merger, spin-off, consolidation, reorganization or otherwise; provided, however, that no securities shall be treated as Registrable Securities, if and when (a) such Registrable Securities have been registered under the Securities Act, the registration




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statement in connection therewith has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to and in the manner described in such effective registration statement, (b) such Registrable Securities are sold or distributed pursuant to and in compliance with all applicable resale provisions of Rule 144 under the Securities Act, (c) such Registrable Securities are transferable by the Holder thereof pursuant to Rule 144(k) (or any successor rule) under the Securities Act or (d) such Registrable Securities have ceased to be outstanding.

         "Registration Expenses" means all expenses, except Selling Expenses, incurred by the Company in complying with Article 2 hereof, including, without limitation, all registration, listing, qualification and filing fees, word processing, printing and distribution expenses, escrow fees, fees and disbursements of underwriters, fees and disbursements of counsel for the Company and up to $5,000 of fees and disbursements of counsel for the Holders, blue sky fees and expenses (including counsel fees in connection with the preparation of a blue sky memorandum and legal investment survey) and accounting expenses (including expenses of any regular or special audits) incidental to any such registration incident to or required by any such registration (but excluding the expenses and compensation of officers and employees of the Company which shall be paid in any event by the Company).

         a "Registration Stopping Event" means any one or more of the following:
(1) any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (2) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (3) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (4) the existence of any fact or happening of any event which makes any statement of a material fact in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (5) the good faith determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

         "Restricted Securities" shall have the meaning ascribed to such term in Rule 144 of the rules and regulation promulgated under the Securities Act.

         "SEC" means the Securities and Exchange SEC or any other federal agency at the time administering the Securities Act and the Exchange Act.

         "Securities Act" means the Securities Act of 1933 or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.



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         "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder retained by them that do not constitute Registration Expenses.

         "Shares" means the shares of Common Stock issued to the Holder substantially contemporaneously with the execution of this Agreement pursuant to the terms of the Merger Agreement.

         2. Shelf Registration.

                  2.1 Filing and Effectiveness. The Company shall prepare and file with the SEC, as soon as practicable but in any event within thirty days after the date of this Agreement (the "Filing Date"), a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration to become effective under the Securities Act as promptly as is practicable but in any event within one hundred twenty days after the date of this Agreement and to keep the Initial Shelf Registration continuously effective under the Securities Act from the date of the effectiveness thereof through the second anniversary of this Agreement (the "Effectiveness Period") or the date a Subsequent Shelf Registration (as defined below) covering all of the Registrable Securities has been declared effective under the Securities Act.

                  2.2 Subsequent Shelf Registration. If the Initial Shelf Registration or any Subsequent Shelf Registration, as defined below, ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities shall have ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to become effective as promptly as is practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

                  2.3 Supplements and Amendments. The Company shall supplement and amend the Shelf Registration or any Subsequent Shelf Registration or Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement.

                  2.4 Procedure for Sales. Following the effectiveness of the Registration Statement, each Holder of Registrable Securities agrees that if such Holder wishes to sell its


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Registrable Securities pursuant to a Shelf Registration and related Prospectus, it will do so only in accordance with this Section 2.4. Each Holder of Registrable Securities agrees to give written notice to the Company as soon as reasonably possible prior to any intended distribution of Registrable Securities under the Shelf Registration, which notice shall specify the date on which such Holder intends to begin such distribution and any information with respect to such Holder and the intended distribution of Registrable Securities by such Holder required to amend or supplement the Registration Statement with respect to such intended distribution of Registrable Securities by such Holder. As promptly as is practicable after the date such notice is provided, and in any event within five business days after such date, the Company shall either:

                           2.4.1 if no Registration Stopping Event has occurred and remains unresolved and no Material Nonpublic Development exists,
         (a) if necessary, prepare and file with the SEC a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (b) provide the Holders of the Registrable Securities who gave such notice copies of any documents filed pursuant to the foregoing clause (a); and (c) inform each such Holder that the Company has complied with its obligations in the foregoing clause (a) (or that, if the Company has filed a post-effective amendment to the Shelf Registration which has not yet been declared effective, the Company will notify each such Holder to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment and will immediately notify each such Holder when the amendment has become effective); or

                           2.4.2 if a Registration Stopping Event has occurred and remains unresolved or a Material Nonpublic Development exists, the Company shall deliver a certificate in writing, signed by an authorized executive officer of the Company, to the Notice Holders to the effect of the foregoing and, upon receipt of such certificate, each such Notice Holder's Selling Period will not commence or resume, as the case may be, until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause 2.4.1(a) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will commence, as promptly as is practicable and, in the case of a Material Nonpublic Development, as soon as the earlier of
         (a) public disclosure of such pending material corporate development or similar material event or (b) in the judgment of the Company, public disclosure of such material corporate development or similar material event would be in the best interests of the Company. In the event such Registration Stopping Event adversely affects Holder's position with respect to any margin loans aggregating up to $4,000,000, the proceeds of which were


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         applied in a manner contemplated by the Merger Agreement, the Company shall make available to Holder, through loans, guarantees or other means, sufficient resources so that Holder may avoid a margin call that would occur as a result of the Registration Stopping Event.

         3. Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Article 2 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. All Selling Expenses relating to securities registered on behalf of the Holders and any other holders of securities shall be borne by the Holders and such other holders of such securities pro rata on the basis of the number of shares so registered.

         4. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each of the Holders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  4.1 prepare and file with the SEC such amendments, including post-effective amendments and supplements to such registration statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities; and to keep such registration statement effective during the Effectiveness Period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act and comply with the provisions of the Securities Act with respect to the disposition of Registrable Securities during the Effectiveness Period;

                  4.2 as soon as possible, furnish to the Holders (without charge) such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Holders may reasonably request in order to facilitate the public offering of Registrable Securities;

                  4.3 (a) use its best efforts to register or qualify the Registrable Securities, no later than the time the applicable registration statement is declared effective by the SEC, under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a registration statement, shall reasonably request; (b) use its best efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (c) do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

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                  4.4 notify promptly each seller of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare, file with the SEC (if required by law) and furnish to such seller a reasonable number of copies (without charge) of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  4.5 notify each Holder of Registrable Securities promptly, and, if requested by such Holder, confirm such notice in writing, (a) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective and (b) of the occurrence of any Registration Stopping Event;

                  4.6 use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

                  4.7 cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  4.8 provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                  4.9 otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the SEC hereunder.

         5. Indemnification.

                  5.1 The Company will indemnify and hold harmless each Holder, each of its affiliates, advisors, officers, directors, employees and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against any and all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto including all documents


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incorporated therein by reference, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its affiliates, advisors, officers, directors, employees and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company by such Holder, or controlling person specifically for use therein;

                  5.2 Each Holder will indemnify the Company, each of its directors, employees and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by any Holder of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to each such Holder in connection with any such registration, qualification or compliance, and each such Holder will reimburse the Company and such directors, officers, or control persons for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder specifically for use therein.

                  5.3 Each party entitled to indemnification under this Article 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense at such Indemnifying Party's expense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying


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Party's ability to defend such action and then only to the extent of such prejudice, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. If such Indemnified Party determines in good faith that a conflict of interest exists and that therefore it is advisable for such Indemnified Party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Party shall be entitled to separate counsel at the Indemnifying Party's expense. If an Indemnifying Party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party will pay the reasonable fees and expenses of counsel, as incurred, for the Indemnified Party. No Indemnifying Party will be liable for any settlement effected without the written consent of such Indemnifying Party. If an Indemnifying Party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such Indemnifying Party shall not, except as otherwise provided in this Section 5.3, be liable for any other fees and expenses of counsel for the Indemnified Parties incurred thereafter in connection with such action or proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability (financial or otherwise) in respect to such claim or litigation.

                  5.4 If the indemnification provided for in this Article 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (a) no Holder will be required to contribute any amount in excess of the net proceeds received by such Holder from the sale of Registrable Shares sold by it pursuant to such registration statement, and (b) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation; and provided further that a Holder shall not be liable to the Company to the extent that any claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder, or controlling person specifically for use therein.


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                  5.5 For purposes of this Article 5, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (and their respective partners, directors, officers and employees) shall have the same rights to contribution as such Holder; and each director of the Company, each officer of the Company who signed the registration statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         6. Information by Holders. The holder or holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such holder or holders, the Registrable Securities held by them and the distribution proposed by such holder or holders as the Company may reasonably request in writing and as shall be legally required in connection with any registration, qualification or compliance referred to in this Agreement.

         7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use all reasonable efforts to make and keep public information available within the meaning of Rule 144(c) under the Securities Act.

         8. Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under this Agreement may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder not in violation of the Merger Agreement provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) written notice is promptly given to the Company, and (c) such transferee agrees to be bound by the provisions of this Agreement. The rights under this Agreement shall not be transferred to any third party that is free to transfer the Shares without restriction under the Securities Laws.

         9. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate on the second anniversary hereof.

         10. Mergers, Etc.

                  The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the shares of common stock, if any, that Holders of Registrable Securities would be entitled to receive in exchange for Common Stock under any such merger, consolidation or reorganization; provided, however, that, to the extent Holders of Registrable Securities receive securities that are by their terms convertible into shares of common stock of the issuer thereof, then only such shares of common stock as are issued or issuable upon conversion of said convertible securities shall be included within the definition of "Registrable Securities."


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         11. Nominees for Beneficial Owners.

                  If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number of percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement); provided, however, that the Company shall have received assurances satisfactory to it in its sole and absolute discretion of such beneficial ownership, including a written acknowledgement to such effect from the nominee owner thereof.

         12. No Conflict of Rights.

                  The Company represents and warrants to the Holders that the registration rights granted to the Holders hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or have any priority over, the registration rights granted hereby.

         13. Miscellaneous.

                  13.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, by internationally recognized and reputable courier service if mailed to an address outside the country, return receipt requested, telecopier, courier service, overnight mail or personal delivery addressed (a) if to the Holders, to them at their respective addresses as shall appear in the books and records of the Company, or (b) if to the Company at its principal office. All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail; if delivered by commercial courier service or overnight mail; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

                  13.2 Amendment and Waiver.

                           13.2.1 No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                           13.2.2 Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (a) the Company and (b) all of the Holders. Any amendment or waiver effected in accordance with this Section 13.2 shall be binding upon each holder of Registrable Securities at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.



                                               GRP REGISTRATION RIGHTS AGREEMENT

                  13.3 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

                  13.4 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Except when the context requires otherwise, any reference in this Agreement to any article, section, paragraph or clause shall be to the applicable article, section, paragraph or clause to this Agreement. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation".

                  13.5 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held by a court of competent jurisdiction invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  13.6 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  13.7 Governing Law. This agreement shall be governed and construed in accordance with the laws of the state of Texas, without regard to conflicts of laws.

                  13.8 No Assignment. Except as provided in Article 8, no party may assign any rights or obligations under this Agreement without the prior written consent of all parties hereto.

                  13.9 Third Party Beneficiaries. No person other than the parties hereto is intended to be a beneficiary of any of the rights granted hereunder. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto.

                  13.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms thereof and deliver them to all other parties.



                                               GRP REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Agreement on the date first written above.


THE COMPANY:                           GRANT PRIDECO, INC.

                                       By: /s/ Curtis W. Huff
                                           -------------------------------------
                                           CURTIS W. HUFF
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


HOLDERS:

                                           /s/ David R. Hall
                                           ------------------------------------
                                           DAVID R. HALL